                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-27739, 333-56975 and 333-67441 of Cost Plus, Inc. and subsidiaries on Form S-8 of our report dated March 15, 1999, incorporated by reference in this Annual Report on Form 10-K of Cost Plus, Inc. and subsidiaries for the year ended January 30, 1999.


/s/ Deloitte & Touche LLP

San Francisco, California
April 27, 1999